Equinix Reports Fourth Quarter And Full Year 2017 Results

Interconnection and Data Center Leader Delivered 60th Consecutive Quarter of Revenue Growth

REDWOOD CITY, Calif., Feb. 14, 2018 /PRNewswire/ --

  Delivered 2017 annual revenues of $4.4 billion, an increase of 21% year-over-year; 11% growth on a normalized and constant currency basis
  Further strengthened reach through M&A activity in Q4 2017 and early Q1 2018, in addition to active pipeline of 30 organic expansions currently underway
  Launched next generation of Platform Equinix® that will physically and virtually connect IBX® data centers globally, enabling customers to discover and dynamically connect to any other customer across any Equinix location
  Expects to deliver 2018 revenues over $5 billion

Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported quarterly and annual results for the quarter and the year ended December 31, 2017. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

2017 Results Summary

  Revenues from continuing operations
    $4,368 million, a 21% increase over the previous year
    Includes $359 million of revenues from the acquisition of 29 Verizon data centers
    Includes $17 million of revenues from Itconic and Istanbul 2 ("IS2") acquisitions
  Operating Income
    $809 million, a 31% increase over the previous year
  Adjusted EBITDA
    $2,052 million, a 47% adjusted EBITDA margin
    Includes $54 million of integration costs
  Net Income from Continuing Operations
    $233 million
  AFFO
    $1,437 million, a 33% increase over the previous year
    Includes $54 million of integration costs

2018 Annual Guidance Summary

  Revenues from continuing operations
    >$5,010 million, a 15% increase over the previous year; a normalized and constant currency increase of 10% excluding Verizon data center assets
  Adjusted EBITDA
    >$2,385 million or a 48% adjusted EBITDA margin
    Assumes $35 million of integration costs
  AFFO
    >$1,635 million, a 14% increase over the previous year
    Assumes recurring capital expenditures of approximately $200 million
    Assumes $35 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Quote

Peter Van Camp, Executive Chairman and Interim CEO and President, Equinix:

"In addition to strong financial performance, Equinix achieved a number of significant milestones around interconnection, innovation and acquisitions in 2017 that add even more value to our role as a strategic partner to companies in the execution of their digital business strategies. As we approach our 20th anniversary and reflect on what we've built, we believe our platform will become even more important for our customers in the years to come. We have a clear vision of our strategy and the opportunities ahead, and we are looking forward to another successful year."

Business Highlights

  Equinix further strengthened the reach of its global platform through M&A activity in Q4 2017 and early Q1 2018. Today, Equinix announced the $800 million acquisition of the Infomart Dallas - one of the most-connected facilities in the U.S. In December, Equinix announced a $791 million definitive agreement to acquire Australian data center provider Metronode, which will add 10 data centers and four new metros (Adelaide, Brisbane, Canberra and Perth) to existing Equinix operations in Sydney and Melbourne. Upon closing of these acquisitions, Equinix's percentage of owned assets revenue will surpass 45%, and Platform Equinix will span 200 International Business Exchange™ (IBX®) data centers, 52 markets and 24 countries. Excluding these acquisitions, Equinix has invested more than $19 billion in capital in building out the global footprint of Platform Equinix since the company was founded.
  Equinix also continues to expand the reach of its global platform through organic expansion, with 30 projects currently underway, half of which are in the EMEA region. Today, Equinix announced new expansions in the Culpeper, Houston, London, Paris, São Paulo, Silicon Valley, Sofia and Washington, D.C. metros totaling more than $500 million of capital expenditures.  The global reach of Equinix continues to attract companies seeking to locate their infrastructure closer to the digital edge, and in Q4 2017, customer deployments in all three regions of Platform Equinix (Americas, EMEA and Asia-Pacific) represented 58% of total recurring revenues.
  In Q4, Equinix announced the next phase in the evolution of its global platform that will set the stage for the future introduction of a series of coverage, connectivity and service initiatives intended to deliver increasing value to customers by enabling them to rapidly scale their digital businesses. As a part of this initiative, Equinix is physically and virtually connecting its global data center footprint, enabling customers to discover and dynamically connect to any other customer across any Equinix location. Services are delivered through Equinix Cloud Exchange™ which is evolving from pure cloud connectivity to a multi-purpose interconnection exchange and has been renamed Equinix Cloud Exchange Fabric™ (ECX Fabric). In addition to enhancing its service capabilities, Equinix is also expanding the availability of its interconnection services to more locations, and in Q4 2017, it announced the expansion of Equinix Internet Exchange to nine new metros in the EMEA and Americas regions.
  Equinix achieved strong growth from enterprise customers in Q4 2017, with revenues growing twice as fast as any other vertical, as digital transformation is forcing firms to change how they interconnect users and clouds across multiple locations. Equinix has now captured 46% of the Fortune 500, and one-third of the Forbes Global 2000 companies.

Business Outlook

Equinix adopted ASC 606, Revenue from Contracts with Customers ("ASC 606") using the modified retrospective method effective January 1, 2018. The expected impact of adoption is included in the guidance provided. Equinix guidance excludes the anticipated benefit of either the Metronode or the Infomart Dallas acquisitions.

For the first quarter of 2018, Equinix expects revenues to range between $1,204 and $1,212 million, an increase of 1% quarter over quarter at the midpoint, on both an as-reported and a normalized and constant currency basis. This guidance includes a positive foreign currency benefit of $1 million when compared to the average FX rates in Q4 2017, a negative $3 million impact from the adoption of ASC 606 and non-recurring revenues of approximately 5% of total revenues. Cash gross margins are expected to approximate 67%. Cash selling, general and administrative expenses are expected to approximate 21% of revenues. Adjusted EBITDA is expected to range between $549 and $557 million, which includes a less than $1 million positive foreign currency benefit when compared to the average FX rates in Q4 2017, $20 million of seasonally adjusted costs and $15 million of integration costs related to acquisitions. Recurring capital expenditures are expected to be approximately $40 million.

For the full year of 2018, total revenues are expected to exceed $5,010 million, an increase of 15% year over year, or a normalized and constant currency increase of 10% excluding Verizon data center assets. This guidance includes a positive foreign currency benefit of $5 million when compared to prior Equinix guidance rates, $65 million of revenues from the Itconic and IS2 acquisitions, a negative impact of $15 million from the adoption of ASC 606 and non-recurring revenues of approximately 5% of total revenues. Total year cash gross margins are expected to approximate 67%. Cash selling, general and administrative expenses are expected to range between 19% and 20% of revenues. Adjusted EBITDA is expected to exceed $2,385 million, an increase of 16% year over year. This adjusted EBITDA includes a foreign currency benefit of $2 million when compared to prior Equinix guidance rates, $23 million of adjusted EBITDA from the Itconic and IS2 acquisitions and an expected $35 million in integration costs. AFFO is expected to exceed $1,635 million, an increase of 14% year over year. Non-recurring capital expenditures are expected to range between $1,700 and $1,800 million and recurring capital expenditures are expected to approximate $200 million.

The U.S. dollar exchange rates used for 2018 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.15 to the Euro, $1.34 to the Pound, ¥112 to the U.S. dollar, S$1.34 to the U.S. dollar, and R$3.31 to the U.S. dollar. Full year revenue guidance absorbs a negative $54 million from our current foreign currency hedges relative to market rates on December 31, 2017. The Q4 2017 global revenue breakdown by currency for the Euro, Pound, Japanese Yen, Singapore Dollar and Brazilian Real is 19%, 9%, 6%, 5% and 4%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. As a result of the adoption of ASC 606 on January 1, 2018, Equinix will capitalize the incremental costs of obtaining a contract if the contract's term exceeds one year. The capitalized costs of obtaining contracts are amortized over the estimated life of the service. From Q1 2018, Equinix will include a contract cost adjustment in its AFFO calculation.

Q4 2017 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended December 31, 2017, along with its future outlook, in its quarterly conference call on Wednesday, February 14, 2018, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Wednesday, May 2, 2018, by dialing 1-203-369-1996 and entering passcode (2018). In addition, the webcast will be available on the company's website at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. In 48 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income or loss from continuing operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX data center, and do not reflect its current or future cash spending levels to support its business. Its IBX data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The acquisition costs relate to costs Equinix incurs in connection with business combinations. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions. Management believes items such as restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), which are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the expected life of the installation, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. The adjustments for both installation revenues and straight-line rent expense are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance. From Q1 2018, as a result of the adoption of ASC 606, Equinix will include a contract cost adjustment. Although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts, under ASC 606, contract costs are capitalized and amortized over the estimated life of the service. This adjustment to contract costs is intended to isolate the cash activity within the amortized results in the consolidated statement of operations.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financials measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release, with the exception of including a contract cost adjustment as a result of the adoption of ASC 606 beginning in Q1 2018.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, unanticipated difficulties in closing pending acquisitions; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix, IBX and Platform Equinix are registered trademarks of Equinix, Inc. Equinix Cloud Exchange, Equinix Cloud Exchange Fabric and International Business Exchange are trademarks of Equinix, Inc.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Recurring revenues	$1,122,599	$1,089,033	$892,442	$4,120,120	$3,417,374
Non-recurring revenues	77,622	63,228	50,205	248,308	194,615
Revenues	1,200,221	1,152,261	942,647	4,368,428	3,611,989
Cost of revenues	619,625	582,360	465,921	2,193,149	1,820,870
Gross profit	580,596	569,901	476,726	2,175,279	1,791,119
Operating expenses:
Sales and marketing	153,612	157,619	113,384	581,724	438,742
General and administrative	187,816	185,336	178,956	745,906	694,561
Acquisition costs	7,125	2,083	(440)	38,635	64,195
Impairment charges	—	—	—	—	7,698
(Gain) loss on asset sales	—	—	371	—	(32,816)
Total operating expenses	348,553	345,038	292,271	1,366,265	1,172,380
Income from continuing operations	232,043	224,863	184,455	809,014	618,739

Interest income	3,255	2,291	948	13,075	3,476
Interest expense	(126,144)	(121,828)	(98,761)	(478,698)	(392,156)
Other income (expense)	8,668	(1,076)	(1,707)	9,213	(57,924)
Loss on debt extinguishment	(23,669)	(22,156)	(1,777)	(65,772)	(12,276)
Total interest and other, net	(137,890)	(142,769)	(101,297)	(522,182)	(458,880)
Income from continuing operations before income taxes	94,153	82,094	83,158	286,832	159,859
Income tax expense	(28,938)	(2,194)	(19,494)	(53,850)	(45,451)
Net income from continuing operations	65,215	79,900	63,664	232,982	114,408
Net income (loss) from discontinued operations, net of tax	—	—	(1,914)	—	12,392
Net income	$65,215	$79,900	$61,750	$232,982	$126,800
Net income per share:
Basic net income per share from continuing operations	$0.83	$1.02	$0.89	$3.03	$1.63
Basic net income (loss) per share from discontinued operations	—	—	(0.03)	—	0.18
Basic net income per share	$0.83	$1.02	$0.86	$3.03	$1.81
Diluted net income per share from continuing operations	$0.82	$1.02	$0.88	$3.00	$1.62
Diluted net income (loss) per share from discontinued operations	—	—	(0.02)	—	0.17
Diluted net income per share	$0.82	$1.02	$0.86	$3.00	$1.79
Shares used in computing basic net income per share	78,543	78,055	71,389	76,854	70,117
Shares used in computing diluted net income per share	79,128	78,719	71,959	77,535	70,816

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income	$65,215	$79,900	$61,750	$232,982	$126,800

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	45,439	100,909	(292,355)	454,269	(507,420)
Unrealized gain (loss) on available-for-sale securities	99	245	(133)	14	2,249
Unrealized gain (loss) on cash flow hedges	(2,427)	(13,070)	15,762	(54,895)	19,551
Net investment hedge CTA gain (loss)	(44,171)	(60,723)	41,342	(235,292)	45,505
Net actuarial gain (loss) on defined benefit plans	(182)	13	11	(143)	32
Total other comprehensive income (loss), net of tax	(1,242)	27,374	(235,373)	163,953	(440,083)

Comprehensive income (loss), net of tax	$63,973	$107,274	$(173,623)	$396,935	$(313,283)

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$1,412,517	$748,476
Short-term investments	28,271	3,409
Accounts receivable, net	576,313	396,245
Other current assets	232,027	319,396
Total current assets	2,249,128	1,467,526
Long-term investments	9,243	10,042
Property, plant and equipment, net	9,394,602	7,199,210
Goodwill	4,411,762	2,986,064
Intangible assets, net	2,384,972	719,231
Other assets	246,351	226,298
Total assets	$18,696,058	$12,608,371
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$719,257	$581,739
Accrued property, plant and equipment	224,968	144,842
Current portion of capital lease and other financing obligations	78,705	101,046
Current portion of mortgage and loans payable	64,491	67,928
Other current liabilities	159,914	133,140
Total current liabilities	1,247,335	1,028,695
Capital lease and other financing obligations, less current portion	1,620,256	1,410,742
Mortgage and loans payable, less current portion	1,393,118	1,369,087
Senior notes	6,923,849	3,810,770
Other liabilities	661,710	623,248
Total liabilities	11,846,268	8,242,542
Common stock	79	72
Additional paid-in capital	10,121,323	7,413,519
Treasury stock	(146,320)	(147,559)
Accumulated dividends	(2,592,792)	(1,969,645)
Accumulated other comprehensive loss	(785,189)	(949,142)
Retained earnings	252,689	18,584
Total stockholders' equity	6,849,790	4,365,829
Total liabilities and stockholders' equity	$18,696,058	$12,608,371

Ending headcount by geographic region is as follows:

Americas headcount	3,154	2,510
EMEA headcount	2,560	2,063
Asia-Pacific headcount	1,559	1,420
Total headcount	7,273	5,993

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	December 31, 2017	December 31, 2016

Capital lease and other financing obligations	$1,698,961	$1,511,788

Term loans, net of debt discount and debt issuance costs	1,406,686	1,390,771
Mortgage payable and other loans payable	50,923	46,244
Plus: debt discount and issuance costs, net	8,615	20,949
Total mortgage and loans payable principal	1,466,224	1,457,964

Senior notes, net of debt issuance costs	6,923,849	3,810,770
Plus: debt issuance costs	78,151	39,230
Total senior notes principal	7,002,000	3,850,000

Total debt principal outstanding	$10,167,185	$6,819,752

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net income	$65,215	$79,900	$61,750	$232,982	$126,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	279,774	277,719	212,268	1,028,892	843,510
Stock-based compensation	45,898	45,654	39,837	175,500	155,567
Amortization of debt issuance costs and debt discounts	4,349	4,390	5,428	24,449	19,137
Loss on debt extinguishment	23,669	22,156	1,777	65,772	12,276
(Gain) loss on asset sales	—	—	371	—	(32,816)
(Gain) loss on sale of discontinued operations	—	—	1,891	—	(2,351)
Impairment charges	—	—	—	—	7,698
Other items	(3,439)	(744)	5,014	7,972	22,566
Changes in operating assets and liabilities:
Accounts receivable	40,656	(50,530)	(27,423)	(161,774)	(100,230)
Income taxes, net	18,672	(19,681)	27,999	(34,936)	29,020
Accounts payable and accrued expenses	29,536	28,781	73,091	74,488	61,565
Other assets and liabilities	(9,451)	2,865	(101,385)	25,888	(123,389)
Net cash provided by operating activities	494,879	390,510	300,618	1,439,233	1,019,353
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	13,554	(28,258)	779	(11,505)	10,839
Business acquisitions, net of cash and restricted cash acquired	(334,754)	1,128	621	(3,963,280)	(1,766,606)
Purchases of real estate	(30,119)	(16,384)	—	(95,083)	(28,118)
Purchases of other property, plant and equipment	(432,677)	(320,234)	(386,321)	(1,378,725)	(1,113,365)
Proceeds from asset sales	—	—	23,385	47,767	851,582
Net cash used in investing activities	(783,996)	(363,748)	(361,536)	(5,400,826)	(2,045,668)
Cash flows from financing activities:
Proceeds from employee equity awards	71	21,506	36	41,696	34,179
Payments of dividend distributions	(157,583)	(159,541)	(125,312)	(621,497)	(499,463)
Proceeds from public offering of common stock, net of offering costs	355,080	—	—	2,481,421	—
Proceeds from loans payable	997,076	—	457,900	2,056,876	1,168,304
Proceeds from senior notes	1,179,001	1,199,700	—	3,628,701	—
Repayments of capital lease and other financing obligations	(33,218)	(15,792)	(13,522)	(93,470)	(114,385)
Repayments of mortgage and loans payable and convertible debt	(2,214,278)	(21,215)	(476,474)	(2,277,798)	(1,462,939)
Repayment of senior notes	—	(500,000)	—	(500,000)	—
Debt extinguishment costs	(3,102)	(11,766)	(1,199)	(26,122)	(11,380)
Debt issuance costs	(24,161)	(16,267)	370	(81,047)	(11,381)
Other financing activities	—	—	—	(900)	—
Net cash provided by (used in) financing activities	98,886	496,625	(158,201)	4,607,860	(897,065)
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	4,737	9,582	(34,930)	31,187	(21,800)
Change in cash balances included in assets held for sale	—	—	3,755	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(185,494)	532,969	(250,294)	677,454	(1,945,180)
Cash, cash equivalents and restricted cash at beginning of period	1,636,195	1,103,226	1,023,541	773,247	2,718,427
Cash, cash equivalents and restricted cash at end of period	$1,450,701	$1,636,195	$773,247	$1,450,701	$773,247

Supplemental cash flow information:
Cash paid for taxes	$10,230	$16,590	$7,817	$72,641	$39,320
Cash paid for interest	$102,385	$129,014	$78,553	$444,793	$350,083

Free cash flow (negative free cash flow) (1)	$(302,671)	$55,020	$(61,697)	$(3,950,088)	$(1,037,154)

Adjusted free cash flow (adjusted negative free cash flow) (2)	$62,202	$70,276	$(62,318)	$108,275	$757,570

(1)	We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding any net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$494,879	$390,510	$300,618	$1,439,233	$1,019,353
Net cash used in investing activities as presented above	(783,996)	(363,748)	(361,536)	(5,400,826)	(2,045,668)
Purchases, sales and maturities of investments, net	(13,554)	28,258	(779)	11,505	(10,839)
Free cash flow (negative free cash flow)	$(302,671)	$55,020	$(61,697)	$(3,950,088)	$(1,037,154)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (as defined above)	$(302,671)	$55,020	$(61,697)	$(3,950,088)	$(1,037,154)
Less business acquisitions, net of cash and restricted cash acquired	334,754	(1,128)	(621)	3,963,280	1,766,606
Less purchases of real estate	30,119	16,384	—	95,083	28,118
Adjusted free cash flow (adjusted negative free cash flow)	$62,202	$70,276	$(62,318)	$108,275	$757,570

EQUINIX, INC.
Non-GAAP Measures and Other Supplemental Data
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	Recurring revenues	$1,122,599	$1,089,033	$892,442	$4,120,120	$3,417,374
	Non-recurring revenues	77,622	63,228	50,205	248,308	194,615
	Revenues (1)	1,200,221	1,152,261	942,647	4,368,428	3,611,989

	Cash cost of revenues (2)	407,389	377,767	301,540	1,433,165	1,169,494
	Cash gross profit (3)	792,832	774,494	641,107	2,935,263	2,442,495

	Cash operating expenses (4):
	Cash sales and marketing expenses (5)	94,273	96,873	85,196	380,623	322,474
	Cash general and administrative expenses (6)	133,719	127,302	119,420	502,599	462,547
	Total cash operating expenses (7)	227,992	224,175	204,616	883,222	785,021

	Adjusted EBITDA (8)	$564,840	$550,319	$436,491	$2,052,041	$1,657,474

	Cash gross margins (9)	66%	67%	68%	67%	68%

	Adjusted EBITDA margins (10)	47%	48%	46%	47%	46%

	Adjusted EBITDA flow-through rate (11)	30%	48%	92%	52%	44%

	FFO (12)	$285,618	$286,119	$219,868	$992,363	$725,089

	AFFO (13) (14)	$381,527	$391,289	$293,785	$1,437,040	$1,078,339

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$422,648	$422,244	$299,200	$1,518,929	$1,161,665
	Interconnection	127,793	124,377	100,459	469,268	374,655
	Managed infrastructure	18,512	18,359	14,385	68,937	53,404
	Other	1,340	1,056	943	5,218	3,360
	Recurring revenues	570,293	566,036	414,987	2,062,352	1,593,084
	Non-recurring revenues	35,874	30,502	21,555	110,408	86,465
	Revenues	$606,167	$596,538	$436,542	$2,172,760	$1,679,549

	EMEA Revenues:

	Colocation	$282,240	$268,365	$242,829	$1,063,543	$941,848
	Interconnection	31,311	27,574	22,280	104,891	85,869
	Managed infrastructure	28,780	22,465	17,243	88,122	67,553
	Other	2,573	2,475	2,919	10,415	11,382
	Recurring revenues	344,904	320,879	285,271	1,266,971	1,106,652
	Non-recurring revenues	24,728	17,954	16,353	79,285	64,687
	Revenues	$369,632	$338,833	$301,624	$1,346,256	$1,171,339

	Asia-Pacific Revenues:

	Colocation	$156,824	$152,071	$146,483	$595,673	$543,581
	Interconnection	28,781	27,593	23,159	107,014	82,521
	Managed infrastructure	21,797	22,454	22,362	88,110	89,335
	Other	—	—	180	—	2,201
	Recurring revenues	207,402	202,118	192,184	790,797	717,638
	Non-recurring revenues	17,020	14,772	12,297	58,615	43,463
	Revenues	$224,422	$216,890	$204,481	$849,412	$761,101

	Worldwide Revenues:

	Colocation	$861,712	$842,680	$688,512	$3,178,145	$2,647,094
	Interconnection	187,885	179,544	145,898	681,173	543,045
	Managed infrastructure	69,089	63,278	53,990	245,169	210,292
	Other	3,913	3,531	4,042	15,633	16,943
	Recurring revenues	1,122,599	1,089,033	892,442	4,120,120	3,417,374
	Non-recurring revenues	77,622	63,228	50,205	248,308	194,615
	Revenues	$1,200,221	$1,152,261	$942,647	$4,368,428	$3,611,989

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$619,625	$582,360	$465,921	$2,193,149	$1,820,870
	Depreciation, amortization and accretion expense	(208,615)	(200,682)	(161,049)	(746,363)	(638,290)
	Stock-based compensation expense	(3,621)	(3,911)	(3,332)	(13,621)	(13,086)
	Cash cost of revenues	$407,389	$377,767	$301,540	$1,433,165	$1,169,494

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$179,884	$168,901	$115,838	$610,433	$449,088
	EMEA cash cost of revenues	148,721	133,137	113,796	528,518	446,842
	Asia-Pacific cash cost of revenues	78,784	75,729	71,906	294,214	273,564
	Cash cost of revenues	$407,389	$377,767	$301,540	$1,433,165	$1,169,494

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$341,428	$342,955	$292,340	$1,327,630	$1,133,303
	Depreciation and amortization expense	(71,159)	(77,037)	(51,219)	(282,529)	(205,220)
	Stock-based compensation expense	(42,277)	(41,743)	(36,505)	(161,879)	(143,062)
	Cash operating expense	$227,992	$224,175	$204,616	$883,222	$785,021

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$153,612	$157,619	$113,384	$581,724	$438,742
	Depreciation and amortization expense	(47,490)	(46,899)	(17,345)	(151,007)	(73,238)
	Stock-based compensation expense	(11,849)	(13,847)	(10,843)	(50,094)	(43,030)
	Cash sales and marketing expense	$94,273	$96,873	$85,196	$380,623	$322,474

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$187,816	$185,336	$178,956	$745,906	$694,561
	Depreciation and amortization expense	(23,669)	(30,138)	(33,874)	(131,522)	(131,982)
	Stock-based compensation expense	(30,428)	(27,896)	(25,662)	(111,785)	(100,032)
	Cash general and administrative expense	$133,719	$127,302	$119,420	$502,599	$462,547

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$140,460	$135,536	$115,012	$527,633	$443,150
	EMEA cash SG&A	55,854	59,232	59,977	235,041	230,234
	Asia-Pacific cash SG&A	31,678	29,407	29,627	120,548	111,637
	Cash SG&A	$227,992	$224,175	$204,616	$883,222	$785,021

(8)

We define adjusted EBITDA as income from continuing operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales as presented below:

	Income from continuing operations	$232,043	$224,863	$184,455	$809,014	$618,739
	Depreciation, amortization and accretion expense	279,774	277,719	212,268	1,028,892	843,510
	Stock-based compensation expense	45,898	45,654	39,837	175,500	156,148
	Impairment charges	—	—	—	—	7,698
	Acquisition costs	7,125	2,083	(440)	38,635	64,195
	(Gain) loss on asset sales	—	—	371	—	(32,816)
	Adjusted EBITDA	$564,840	$550,319	$436,491	$2,052,041	$1,657,474

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$101,286	$105,785	$87,537	$363,220	$352,180
	Americas depreciation, amortization and accretion expense	149,970	151,665	83,305	514,968	321,103
	Americas stock-based compensation expense	33,455	33,419	28,312	128,419	109,740
	Americas acquisition costs	1,112	1,232	6,538	28,087	9,530
	Americas gain on asset sales	—	—	—	—	(5,242)
	Americas adjusted EBITDA	$285,823	$292,101	$205,692	$1,034,694	$787,311

	EMEA income from continuing operations	$73,749	$64,197	$51,347	$237,854	$124,853
	EMEA depreciation, amortization and accretion expense	79,741	74,625	76,598	309,290	314,570
	EMEA stock-based compensation expense	6,874	6,791	6,884	26,325	28,317
	EMEA acquisition costs	4,693	851	(6,978)	9,228	54,468
	EMEA gain on asset sales	—	—	—	—	(27,945)
	EMEA adjusted EBITDA	$165,057	$146,464	$127,851	$582,697	$494,263

	Asia-Pacific income from continuing operations	$57,008	$54,881	$45,571	$207,940	$141,706
	Asia-Pacific depreciation, amortization and accretion expense	50,063	51,429	52,365	204,634	207,837
	Asia-Pacific stock-based compensation expense	5,569	5,444	4,641	20,756	18,091
	Asia-Pacific impairment charges	—	—	—	—	7,698
	Asia-Pacific acquisition costs	1,320	—	—	1,320	197
	Asia-Pacific loss on asset sales	—	—	371	—	371
	Asia-Pacific adjusted EBITDA	$113,960	$111,754	$102,948	$434,650	$375,900

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	70%	72%	73%	72%	73%

	EMEA cash gross margins	60%	61%	62%	61%	62%

	Asia-Pacific cash gross margins	65%	65%	65%	65%	64%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	47%	49%	47%	48%	47%

	EMEA adjusted EBITDA margins	45%	43%	42%	43%	42%

	Asia-Pacific adjusted EBITDA margins	51%	52%	50%	51%	49%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$564,840	$550,319	$436,491	$2,052,041	$1,657,474
	Less adjusted EBITDA - prior period	(550,319)	(509,308)	(420,042)	(1,657,474)	(1,271,627)
	Adjusted EBITDA growth	$14,521	$41,011	$16,449	$394,567	$385,847

	Revenues - current period	$1,200,221	$1,152,261	$942,647	$4,368,428	$3,611,989
	Less revenues - prior period	(1,152,261)	(1,066,421)	(924,676)	(3,611,989)	(2,725,867)
	Revenue growth	$47,960	$85,840	$17,971	$756,439	$886,122

	Adjusted EBITDA flow-through rate	30%	48%	92%	52%	44%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$65,215	$79,900	$61,750	$232,982	$126,800
	Adjustments:
	Real estate depreciation	219,237	200,313	157,054	754,351	626,564
	(Gain) loss on disposition of real estate property	1,166	5,877	1,036	4,945	(28,388)
	Adjustments for FFO from unconsolidated joint ventures	—	29	28	85	113
	FFO	$285,618	$286,119	$219,868	$992,363	$725,089

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO	$285,618	$286,119	$219,868	$992,363	$725,089
	Adjustments:
	Installation revenue adjustment	6,721	6,161	4,788	24,496	20,161
	Straight-line rent expense adjustment	3,204	2,297	1,986	8,925	7,700
	Amortization of deferred financing costs	4,349	4,390	5,258	24,449	18,696
	Stock-based compensation expense	45,898	45,654	39,837	175,500	156,149
	Non-real estate depreciation expense	24,100	29,205	23,265	111,121	87,781
	Amortization expense	48,940	48,893	29,478	177,008	122,862
	Accretion expense (adjustment)	(12,503)	(692)	2,471	(13,588)	6,303
	Recurring capital expenditures	(62,540)	(44,914)	(36,476)	(167,995)	(141,819)
	Loss on debt extinguishment	23,669	22,156	1,777	65,772	12,276
	Acquisition costs	7,125	2,083	(440)	38,635	64,195
	Impairment charges	—	—	—	—	7,698
	Income tax expense adjustment	6,946	(10,058)	68	371	3,680
	Net (income) loss from discontinued operations, net of tax	—	—	1,914	—	(12,392)
	Adjustments for AFFO from unconsolidated joint ventures	—	(5)	(9)	(17)	(40)
	AFFO	$381,527	$391,289	$293,785	$1,437,040	$1,078,339

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$564,840	$550,319	$436,491	$2,052,041	$1,657,474
	Adjustments:
	Interest expense, net of interest income	(122,889)	(119,537)	(97,813)	(465,623)	(388,679)
	Amortization of deferred financing costs	4,349	4,390	5,258	24,449	18,696
	Income tax expense	(28,938)	(2,194)	(19,494)	(53,850)	(45,451)
	Income tax expense adjustment	6,946	(10,058)	68	371	3,680
	Straight-line rent expense adjustment	3,204	2,297	1,986	8,925	7,700
	Installation revenue adjustment	6,721	6,161	4,788	24,496	20,161
	Recurring capital expenditures	(62,540)	(44,914)	(36,476)	(167,995)	(141,819)
	Other income (expense)	8,668	(1,076)	(1,707)	9,213	(57,924)
	(Gain) loss on disposition of real estate property	1,166	5,877	1,036	4,945	(28,388)
	Adjustments for unconsolidated JVs' and non-controlling interests	—	24	19	68	73
	Adjustment for gain (loss) on sale of asset	—	—	(371)	—	32,816
	AFFO	$381,527	$391,289	$293,785	$1,437,040	$1,078,339

CONTACT: Equinix Investor Relations Contacts, Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, OR Chip Newcom, Equinix, Inc., (650) 598-6262, cnewcom@equinix.com, OR Equinix Media Contact: David Fonkalsrud, Equinix, Inc., (650) 598-6240, dfonkalsrud@equinix.com